                                                                   EXHIBIT 10.15


                         AMERICAN WASTE SERVICES, INC.

                         1990 Long-Term Incentive Plan
                         -----------------------------

                            As Amended and Restated
                       Effective as of February 17, 1997

     1.    Purposes.  The principal purposes of the 1990 Long-Term Incentive
           --------
Plan (the "Plan") are: (a) to improve individual employee performance by providing long-term incentives and rewards to employees of the Company and its Affiliates, (b) to assist the Company and its Affiliates in attracting, retaining and motivating employees and non-employee directors with experience and ability, and (c) to associate the interests of such employees and directors with those of the Company's shareholders.

     2.  Definitions.  Unless the context clearly indicates otherwise, the
         -----------
following terms, when used in this Plan, shall have the meanings set forth below:

     (a) "Affiliate" means a majority-owned subsidiary, directly or indirectly, of the Company, including a company under contract to purchase which will become a majority owned subsidiary upon such purchase.

     (b)  "Board of Directors" means the Board of Directors of the Company.

     (c)  "Code" means the Internal Revenue Code of 1986, amended.

     (d) "Committee" means the committee, consisting of two or more persons, which is appointed by the Board of Directors to administer the Plan.

     (e) "Common Stock" or "Stock" means the Class A Common Stock, no par value, of the Company.

     (f)  "Company" means American Waste Services, Inc. and its successors.

     (g) "Disabled" shall have the meaning set forth in the Company's long-term disability program applicable to such employee or, if there is no such program, as provided in Section 22(e) of the Code.

     (h)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (i) "Fair Market Value" means the amount determined by the Committee, or, in the case of Options granted to Outside Directors pursuant to Section 6(i), the Board of Directors, to be the fair market value of the Common Stock at the time in question.

     (j) "Grant Date" means the date an Option is granted under the Plan. The date of grant of an Option shall be the date as of which the Committee, or, in the case of Options granted to Outside Directors pursuant to Section 6(i), the Board of Directors, determines that such Option shall become effective.

     (k) "Initial Public Offering" means an initial public offering of Common Stock to the public on or before December 30, 1990.

     (l) "Option" means a right granted under the Plan to an Optionee to purchase a share of Common Stock at a fixed price for a specified period of time.

     (m) "Optionee" means an eligible employee of the Company or an Affiliate who has received an Option granted under the Plan.

     (n) "Option Price" means the price at which a share of Common Stock covered by an Option granted hereunder may be purchased.

     (o) "Outside Director" means a member of the Board of Directors or of the board of directors of an Affiliate who is not an employee of the Company or any Affiliate.

     (p) "Rule 16b-3" means Rule 16b-3, as amended (17 CFR (S) 240.16b-3) or any successor rule issued under the Exchange Act.

     (q) "Subsidiary" means a corporation in a chain of corporations beginning with the Company if each corporation in the chain, other than the last corporation, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

     (r) "Ten Percent Shareholder" means an individual owning stock possessing 10% or more of the total combined voting power of all classes of stock of the Company or a Subsidiary.

     3.  Administration. The Plan shall be administered by the Committee, which
         --------------
shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan as the Committee deems necessary or advisable. The Committee's powers include, but are not limited to (subject to the specific limitations described herein), authority to determine the employees to be granted Options under the Plan, to determine the size and applicable terms and conditions of grants to be made to such employees, to determine the time when Options will be granted and to authorize grants to eligible employees.

     The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee concerning any matter arising under or with respect to the Plan or any Options granted hereunder, shall be final, binding and conclusive on all interested parties, including the Company, its Affiliates, its shareholders and all former, present and future employees of the Company. The Committee may delegate some or all of its power and authority hereunder to the Chairman and Chief Executive Officer of the Company or others, such delegation to be subject to such terms and conditions as the Committee in its discretion shall determine and to the requirements of Rule 16b-3. The Committee may as to all questions of accounting rely conclusively upon any determinations made by the independent public accountants of the Company. The Committee shall establish procedures for conducting its business.

     The Board of Directors may exercise any of the authority conferred upon the Committee hereunder. In the event of such exercise of authority by the Board of Directors, references in the Plan to the Committee shall be deemed to refer to the Board of Directors as appropriate.

     4.  Stock Available for Options.  The shares that may be delivered or
         ---------------------------
purchased under the Plan shall not exceed an aggregate of 3 million shares of Common Stock, subject to any adjustments which may be made pursuant to Section 9 hereof. Shares of Stock used for purposes of the Plan may be either shares of authorized but unissued Common Stock or treasury shares or both. Stock covered by Options which have terminated or expired prior to exercise or have been surrendered or canceled shall be available for further option grants hereunder.

     5.  Eligibility.  All those salaried employees of the Company or any
         -----------
Affiliates as shall be determined from time to time by the Committee shall be eligible to participate in the Plan. Outside Directors shall participate in the Plan only under Section 6(i).

     6.  Terms and Conditions of Options. Each Option granted hereunder shall be
         -------------------------------
in writing and shall contain such terms and conditions as the Committee may determine, subject to the following:

     (a)  Type.  All Options granted under the Plan are intended to be non-
          ----
qualified stock options for federal income tax purposes except for those Options designated as incentive stock options which qualify under Section 422 of the Code. No incentive stock options shall be granted to an Outside Director or to an employee of an Affiliate which is not a Subsidiary.

     (b)  Price.  The Option Price shall be not less than 85% of the Fair Market
          -----
Value of Common Stock on the Grant Date as determined by the Committee, provided that for Options designated as incentive stock options the Option Price shall be not less than 110% of Fair Market Value for employees who are Ten Percent Shareholders and not less than 100% of Fair Market Value for other employees. The Option Price of all Options granted prior to the Initial Public Offering shall be the public offering price in such Offering.

     (c)  Maximum Grants.  No employee may be granted Options in the aggregate
          --------------
which would result in that employee receiving more than 10% of the maximum number of shares available for issuance under the Plan. In the case of an Option designated as an incentive stock option, the aggregate Fair Market Value of Common Stock (determined at the Grant Date) with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year (under the Plan and under all other such plans of the Company or a Subsidiary) shall not exceed $100,000.

     (d)  Term and Exercise Dates.  Options shall have a term of no longer than
          -----------------------
ten years from the Grant Date except that for an Option designated as an incentive stock option which is granted to a Ten Percent Shareholder, the Option shall have a term no longer than five years (the date on which the Option terminates is herein called the "Expiration Date"). No Option shall be exercisable prior to one year after its grant, unless otherwise provided by the Committee (but in no event before 6 months after its grant), and thereafter Options shall become exercisable in installments, if any, as provided by the Committee. Options must be exercised for full shares of Common Stock. To the extent that Options are not exercised when they become initially exercisable, they shall be carried forward and be exercisable until the expiration of the term of such Options, subject to Section 6(g) hereof. Options granted prior to the Initial Public Offering are contingent on the consummation of such Offering.

     (e)  Exercise of Option.  To exercise an Option, the holder thereof shall
          ------------------
give notice of his or her exercise to the Secretary of the Company, specifying the number of shares of Common Stock to be purchased and identifying the Option being exercised. From time to time the Committee may establish procedures for effecting such exercises. No fractional shares shall be issued as a result of exercising an Option. An Option is exercisable during an Optionee's lifetime only by the Optionee, provided, however, that in the event the Optionee is Disabled, such Options may be exercised by such Optionee's guardian or legal representative designated or appointed to conduct his or her business affairs under the terms described in Section 6(g) hereof.

     (f)  Payment of Option Price and Taxes.
          ---------------------------------

          (i) The purchase price for the Options being exercised must be paid in full at the time of exercise. Such price shall be paid in cash, in Common Stock of the Company having a Fair Market Value, as of the close of the business day immediately preceding the date of exercise, equal to the exercise price or the portion thereof being paid in Common Stock (provided that such Common Stock had been owned by the Optionee for at least six months), or as the Committee may otherwise approve.

          (ii) To enable the Company to meet any applicable federal (including
FICA), state and other withholding tax requirements, an Optionee shall also be required to pay to the Company at the time of exercise the amount of tax which the Company determines is to be withheld. No share of Common Stock will be delivered to any 0ptionee until all such amounts have been paid. An Optionee may satisfy such withholding tax requirement by electing to have the Company withhold Common Stock otherwise issuable to the Optionee, or to deliver to the Company previously acquired Common Stock, which has a Fair Market Value on the date the tax is determined to be due (the "Tax Date") on the exercise of his or her Option which is at least equal to the amount required to be withheld. Such election must be made in writing at the time prescribed by the Committee prior to the Tax Date and shall be irrevocable. Elections by Optionees who are subject to Section 16(b) of the Exchange Act shall be subject to the subsequent disapproval of the Committee and shall be subject to such further requirements of Rule 16b-3 or other law or regulation as may be applicable.

     (g)  Effect of Termination of Employment, Disability or Death.  No
          --------------------------------------------------------
Option may be exercised by an Optionee after the termination for any reason of his or her employment with the Company or an Affiliate, except that:

          (i) if such termination occurs by reason of the Optionee's death or Disability, all portions of the Option then held by the Optionee which are exercisable on the date of termination and all portions which would have become exercisable had the Optionee continued in employment until the third anniversary of his or her death or Disability shall be exercisable during the six-month period subsequent to such termination date by, in the case of death, the persons designated in the Optionee's will or his or her legal representative designated or appointed to conduct his or her legal affairs;

          (ii) if such termination occurs by reason other than death, Disability or cause, all portions of the Option then held by the Optionee which are exercisable at the date of termination shall continue to be exercisable by the Optionee for a three-month period subsequent to such termination;

          (iii) if such termination is for cause, the Optionee shall forfeit any portion of his or her Option which was unexercised or unexercisable at such termination; and

          (iv) if the Optionee dies while Disabled during the six-month period described in clause (i) or dies during the three-month period described in clause (ii), all portions of his or her Option which were exercisable at the time of the Optionee's death shall continue to be exercisable for a six-month period subsequent to such date of death by the persons designated in the Optionee's will or his or her legal representatives.

          Transfer from employment with the Company to an Affiliate, from an Affiliate to the Company or from an Affiliate to another Affiliate shall not be treated as a termination of employment.

          Notwithstanding the foregoing, the Option shall in no event be exercisable by the Optionee or his or her heirs or legal representatives after the Expiration Date.

     (h)  Nontransferability of Options.  During an Optionee's lifetime,
          -----------------------------
his or her Options shall not be transferable and shall only be exercisable by the Optionee (except as provided in Section

6(g) above) and any purported transfer shall be null and void. No Option shall be transferable other than by will or the laws of descent and distribution.

     (i)  Outside Directors.
          -----------------

          (i) Prior to February 17, 1997, an Option for 25,000 shares of Common Stock shall be granted to each Outside Director upon his or her initial appointment or election as a director and such Options shall become exercisable with respect to 20% of such shares on each anniversary of such appointment or election, provided that such person is a director of the Company or an Affiliate on such anniversary. Effective February 17, 1997, the Board of Directors may, from time to time, in its discretion, grant Options to one or more Outside Directors, subject to such terms and conditions as the Board of Directors may determine, which such terms and conditions shall not be inconsistent with the remaining provisions of this Section 6(i) and other applicable provisions of the Plan.

          (ii) The Option Price shall be the Fair Market Value of the Common Stock on the Grant Date.

          (iii) No Option may be exercised by an Outside Director after he or she ceases to be a director of the Company or an Affiliate by reason of death, Disability, resignation, removal or other reason, except that:

                 (A) if such cessation occurs by reason of the Outside Director's death or Disability, the portion of his or her Option which was exercisable on such cessation and the portion which would become exercisable had the Outside Director continued as a director until the third anniversary of his or her death or Disability shall be exercisable for six months following such cessation (but not beyond the Expiration Date), except that if such cessation was due to Disability and the former Outside Director dies during such six-month period, such portions of his or her Option shall be exercisable for a six-month period following such death by the persons designated in the Outside Director's will or his or her legal representatives (but not beyond the Expiration Date); and

                 (B) if such cessation occurs by reason other than the Outside Director's death or Disability, the portion of his or her Option which was exercisable on such cessation shall be exercisable for six months following such cessation (but not beyond the Expiration Date), except that if the former Outside Director dies during such six-month period, such portion of his or her Option shall be exercisable for a six-month period following such death by the persons designated in the Outside Director's will or his or her legal representatives (but not beyond the Expiration Date).

          (iv) The provisions of the Plan shall apply to the Options granted to Outside Directors to the extent they are not inconsistent with the provisions of paragraphs (i) though (iii), above.

     7.  Amendment.  The Board of Directors of the Company may, at any
         ---------
time, amend, suspend or terminate the Plan, in whole or in part, provided that
(i) no such action shall adversely affect any rights or obligations with respect to any grants theretofore made hereunder, and (ii) any shareholder approval required by the securities laws, stock exchange or NASDAQ rules or other applicable law or regulation is obtained. The Committee may amend the terms and conditions of outstanding Options, provided, however, that (x) no such amendment shall be adverse to the holder of an Option without the approval of such holder, and (y) the amended terms of the Option would be permitted under the Plan.

     8.  Registration, Listing and Qualification of Shares. Each Option
         -------------------------------------------------
shall be subject to the requirement that if at any time the Committee shall determine that the registration, listing or qualification of the shares covered thereby upon any securities exchange or under any federal or state securities or other law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the purchase of shares thereunder, no such Option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any person exercising an Option shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements.

     9.  Adjustment for Change in Stock Subject to Plan.  In the event of
         ----------------------------------------------
any change in the outstanding shares of Common Stock by reason of any stock split, stock dividend, spin-off, recapitalization, merger, consolidation, combination, exchange of shares, reorganization, sale by the Company of all or substantially all of its assets, distribution to shareholders other than a normal cash dividend, or other similar corporate change, such equitable adjustments may be made in the Plan and the Options granted hereunder as the Committee determines are necessary or appropriate, including, if necessary, an adjustment in the number of shares and prices per share or the type or kind of shares or property applicable to Options then outstanding and in the number of shares which are reserved for issuance under the Plan. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

     10.  No Rights to Options or Employment.  Except as provided in
          ----------------------------------
Section 6(i), no person shall have any claim or right to be granted an Option under the Plan. Receipt of an Option under the Plan shall not give a person any right to receive any other grant under the Plan. An Optionee shall have no rights to or interest in any Option except as set forth herein. Neither the Plan nor any action taken hereunder shall be construed as giving any person any right to be retained as an employee or director of the Company or any Affiliate.

     11.  Rights as a Shareholder.  An Optionee under the Plan shall have
          -----------------------
no rights as a holder of Common Stock with respect to Options granted hereunder, unless and until certificates for shares of Common Stock are issued to such Optionee.

     12.  Other Actions.  This Plan shall not restrict the authority of the
          -------------
Committee or of the Company to grant stock options, other than under the Plan, to or with respect to any employee or other person.

     13.  Costs and Expenses.  Except as provided in Section 6(f) hereof
          ------------------
with respect to taxes, the costs and expenses of administering the Plan shall be borne by the Company and its Affiliates and shall not be charged to any grant nor to any person receiving a grant.

     14.  Plan Unfunded.  The Plan shall be unfunded.  Except for reserving
          -------------
a sufficient number of authorized shares Common Stock to the extent required by law to meet the requirements of the Plan, the Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any grant under the Plan.

     15.  Governing Law.  This Plan shall be governed by and construed in
          -------------
accordance with the laws of the State of Ohio.

     16.  Effective Date and Duration of Plan.  This Plan shall be
          -----------------------------------
effective as of August 1, 1990, conditioned upon (a) the effectiveness of the Initial Public Offering, (b) approval of the shareholders of the Company by July 31, 1991 and (c) as to any amendments, the effective dates thereof. No Option shall be granted under the Plan after July 31, 2000.